EXHIBIT 4.2

LODGENET ENTERTAINMENT CORPORATION,
Issuer,

and

HSBC BANK USA,
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of June 18, 2003

$200,000,000 of 9.50% Senior Subordinated Notes due 2013

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 18, 2003, is entered into between LodgeNet Entertainment Corporation, a Delaware corporation (the “Issuer”), and HSBC Bank USA, a New York banking corporation, as trustee (the “Trustee”).

WITNESSETH:

     WHEREAS, the Issuer and the Trustee executed and delivered an Indenture dated as of June 18, 2003 (the “Base Indenture”; and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Issuer from time to time of its unsecured debentures, notes and other evidences of indebtedness;

     WHEREAS, the Issuer has authorized the issuance of $200,000,000 aggregate principal amount of its 9.50% Senior Subordinated Notes due 2013 (hereinafter referred to as the “Notes”), pursuant to the Indenture; and

     WHEREAS, the Issuer desires to enter into this First Supplemental Indenture pursuant to Section 301 and Article IX of the Base Indenture in order to establish the terms and the form of the Notes.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE 1.

     Section 1.1. Terms of Notes. The following terms relating to the Notes are hereby established:

     (1) The Notes shall constitute a series of securities having the title “9.50% Senior Subordinated Notes due 2013”.

     (2)  The initial aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Base Indenture and except for any Notes that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered) shall be $200,000,000.

     (3)  The Initial Notes shall be sold at a price equal to 100% of the principal amount thereof. The entire Outstanding principal of the Notes will become due and payable on June 15, 2013.

     (4)  The entire Outstanding principal of the Notes will become due and payable on June 15, 2013.

     (5)  The rate at which the Notes shall bear interest shall be 9.50% per annum. The Notes shall bear interest on overdue principal and interest at a rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The date from which interest will accrue on the Notes will be June 18, 2003 or the most recent Interest Payment Date to which interest has been paid or payment provided for. The Interest Payment Dates for the Notes will be June 15 and December 15 of each year, commencing December 15, 2003. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Date (each a “Regular Record Date” in respect of the Notes), except that if the Issuer defaults in a payment of interest on the Notes, it will pay such defaulted interest to the Persons who are Holders on a Special Record Date in accordance with Section 307 of the Base Indenture. Notwithstanding Section 312 of the Base Indenture (which shall not apply in respect of the Notes), the Issuer shall not have the right to extend any interest payment period hereunder. The basis upon which interest will be calculated shall be that of a 360 day year consisting of twelve 30-day months.

     (6)  The Trustee is hereby designated the Security Registrar and Paying Agent. Except in the case of Notes that are issued in the form of Global Securities, the Issuer will make payments in respect of such Notes at the office of the Paying Agent located at 452 Fifth Avenue, New York, New York 10016, and such place shall be designated the “Place of Payment”. All Notes may be surrendered for registration of transfer or exchange at the office of the Security Registrar located at 452 Fifth Avenue, New York, New York 10016. All demands and notices to or upon the Issuer in respect of the Notes may be served at: LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota, 57107-7002. Any principal due in respect of the Notes shall be payable without presentment or surrender thereof.

     (7)  (A) At any time prior to June 15, 2006, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of originally issued Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

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(ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Except as otherwise provided in the preceding paragraph, the Notes are not redeemable at the Issuer’s option prior to June 15, 2008. On or after June 15, 2008, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage

2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

     (B)  If the Issuer elects to redeem the Notes in accordance with this Paragraph 7, it must furnish to the Trustee, at least 45 days but not more than 75 days before a redemption date, an Officers’ Certificate setting forth:

(i) the paragraph of the Notes or the Section of the Indenture pursuant to which the redemption shall occur;

(ii) the redemption date;

(iii) the principal amount of Notes to be redeemed; and

(iv) the redemption price.

     (C)  If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption as follows:

(i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes

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of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

     (D)  At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Sections 401 and 1005 of the Indenture.

     The notice will identify the Notes to be redeemed and will state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

               (E) Once notice of redemption is mailed in accordance with the preceding paragraph, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

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               (F)  Not later than the Business Day prior to the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

               (G)  If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Paragraph 5 hereof.

               (H)  Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Company Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

               (I)  The redemption procedures set forth in Paragraphs 7(B) through 7(H) are referred to herein as the “Redemption Procedures”.

     (8)  The Issuer is not required to make any mandatory redemption of (except as provided in Paragraph (9) of this Section 1.1), or sinking fund payments with respect to, the Notes.

     (9)  Upon (x) the occurrence of a Change of Control or (y) if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to redeem or repurchase the Notes in accordance with the provisions set forth below:

               (A)  Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this Paragraph 9(A) and that all Notes tendered will be accepted for payment;

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(ii) the purchase price and the purchase date, will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

               The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture (as supplemented hereby) by virtue of such conflict.

               On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

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(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to complying with any of the provisions of this Paragraph 9(A), but in any event within 90 days following a Change of Control, the Issuer will either repay all outstanding Senior Debt the terms of which require payment upon a Change of Control or otherwise restrict the Issuer’s right to repurchase the Notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Paragraph 9(A) (and all dates or periods of time for compliance with this Paragraph 9(A) shall be determined by reference to the first to occur of (1) the repayment of all such Senior Debt or the receipt of such consents or (2) such 90th day after the Change of Control). A failure to comply with the covenant described in this paragraph will constitute an Event of Default pursuant to the provision set forth in Section 501(3) of the Indenture (as amended and restated in Paragraph 22(A) of Section 1.1 of this First Supplemental Indenture).

     Notwithstanding anything to the contrary in this Paragraph 9(A), the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Paragraph 9(A) and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

     (B)  If the Issuer or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will commence an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (on a pro rata basis with any other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Paragraph 9(B) with respect to offers to purchase or redeem with the proceeds of sales of assets) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth below. To the extent any Excess Proceeds remain after consumption of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof (together with such other pari passu Indebtedness tendered for payment or repurchase) exceeds the amount of Excess Proceeds, the Trustee shall select the Notes on a pro rata basis. Upon the completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to

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have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

     In the event the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified below.

(i) The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and other pari passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(ii) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(iii) Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Paragraph 9(B) and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

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(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depository, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes surrendered by Holders thereof (together with such other pari passu Indebtedness tendered for payment or repurchase) exceeds the Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Paragraph 9(B). The Issuer, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Paragraph 9(B), any purchase pursuant to this Paragraph 9(B) shall be made in accordance with the Redemption Procedures.

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The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Asset Sale provisions by virtue of such conflict.

     (10)  The Notes are subordinate in right and priority to the prior payment in full of Senior Debt, as follows:

               (A)  The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including principal of, premium, if any, interest on and all other amounts with respect to the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Paragraph 10, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. Further, the payment of any amount under the Note Guarantees will be subordinated to the prior payment in full in cash of all Senior Debt of the Guarantors, including Senior Debt created, incurred, assumed or guaranteed after the date of this Indenture.

               (B)  Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities:

(i) holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain payments made from any defeasance trust created pursuant to Paragraph 29(D) hereof); and

(ii) until all Obligations with respect to Senior Debt (as provided in the preceding clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Paragraph 10 will be made to holders of Senior Debt (except payments made from any defeasance trust created pursuant to Paragraph 29(D) hereof), as their interests may appear.

               (C)  The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations under the Notes (other than payments made from any defeasance trust created pursuant to Paragraph 29(D) hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

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(i) payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

(ii) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash.

               No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been cured or waived for a period of not less than 90 days.

               (D)  The Issuer may and will resume payments on and distributions in respect of the Notes upon the earlier of:

(i) in the case of a payment default on Designated Senior Debt, upon the date upon which such default is cured or waived, or

(ii) in the case of a nonpayment default on Designated Senior Debt, upon the earliest of: (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated and such Designated Senior Debt remains due and unpaid, or (c) the date on which the Trustee receives notice from the holder of such Designated Senior Debt rescinding such Payment Blockage Notice, if this Paragraph 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

               (E)  If payment of the Notes is accelerated because of an Event of Default, the Issuer will promptly notify holders of Senior Debt of the acceleration.

               (F)  In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than payments made from any defeasance trust created pursuant to Paragraph 29(D) hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Paragraph 10, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document

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(if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

               With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Paragraph 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Paragraph 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

               (G)  The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Paragraph 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Paragraph 10.

               (H)  After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Paragraph 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

               (I)  This Paragraph 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:

(i) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

(ii) affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

(iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

               If the Issuer fails because of this Paragraph 10 to pay principal of, premium, if any, and interest on a Note on the due date, the failure is still a Default or Event of Default.

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               (J)  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

               (K)  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Issuer referred to in this Paragraph 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 10.

               (L)  The provisions of this Paragraph 10 or any other provision of the Indenture notwithstanding, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Paragraph 10. Only the Issuer or a Representative of holders of Designated Senior Debt may give the notice. Nothing in this Paragraph 10 will impair the claims of, or payments to, the Trustee under or pursuant to Sections 506 or 607 of the Indenture.

               The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

               (M)  Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Paragraph 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 of the Indenture at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

               (N)  The provisions of this Paragraph 10 may not be amended or modified without the written consent of the holders of all Senior Debt.

     (11)  The Issuer does not have the right to execute and deliver to the Trustee, and to direct the Trustee to authenticate and deliver in accordance with a Company Order, a Note in lieu of or in exchange for any Notes cancelled upon redemption or repayment.

     (12) The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

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     (13)  Upon declaration of acceleration of the Maturity of the Notes, no additional principal amounts shall be payable in respect of the Notes other than the principal amount then Outstanding.

     (14)  The Notes will be issued as Registered Securities. No Notes will be issued as Unregistered Securities. The Notes will not be issued in temporary global form. The Notes will be issued in permanent global form without coupons and the Beneficial Owners therein may exchange such interests, insofar as it relates to the Notes, for other Notes solely as follows:

               A Note in the form of a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Notes in the form of Global Securities will be exchanged by the Issuer for definitive Registered Securities if:

(i) the Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 120 days after the date of such notice from the Depository; or

(ii) the Issuer in its sole discretion determines that the Notes in the form of Global Securities (in whole but not in part) should be exchanged for definitive Registered Securities and delivers a written notice to such effect to the Trustee; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

               Upon the occurrence of any of the proceeding events in (i) through (iii) above, definitive Registered Securities shall be issued in such names as the Depository shall instruct the Trustee. Definitive Registered Securities delivered in exchange for any Global Securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

               Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 306 of the Indenture. Every Note in the form of a Global Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Paragraph 14 or Section 306 of the Indenture hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Global Security other than as provided in this Paragraph 14.

               The transfer and exchange of beneficial interests in the form of the Notes in the Global Securities will be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. In connection with all transfers and exchanges of

First Supplemental Indenture

beneficial interests in Notes in the form of Global Securities, the transferor of such beneficial interest must deliver to the Security Registrar:

(i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

     (15)  The Issuer will not pay additional amounts on the Notes held by a person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

     (16)  The principal of, premium, if any, and interest on the Notes will be payable in Dollars.

     (17)  The principal of, premium, if any, and interest on the Notes are not payable in a coin or currency other than Dollars.

     (18)  The principal of, premium, if any, and interest on the Notes are not payable in securities or other property other than Dollars.

     (19)  Amounts payable in respect of principal, interest and premium, if any, on the Notes are not determined by reference to any index or other fact or event ascertainable outside of the Indenture.

     (20)  The Notes shall be substantially in the form attached hereto as Exhibit A.

     (21)  Interest payable on a Note (other than interest payable on overdue interest) is payable solely to the registered Holder of such Note on the Regular Record Date immediately preceding each Interest Payment Date, except that any interest that is not paid when due on an Interest Payment Date shall be paid on a Special Record Date immediately preceding the payment date thereof established in accordance with Section 307 of the Base Indenture. The Issuer will make payments in respect of the Notes represented by Global Securities (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuer will make all payments of principal, interest and premium, if any, with respect to Notes in the form of definitive Registered Securities, in the case of Holders of greater than $1,000,000 aggregate principal amount of such Registered Securities that request such payment, by wire transfer of immediately available funds to the accounts specified by such Holders and if no such account is specified or to any other Holder, by mailing a check to such Holder’s registered address.

     (22)  (A) Section 501 of the Base Indenture is hereby amended and restated, insofar as it relates to the Notes, to read in its entirety as follows:

First Supplemental Indenture

               Section 501. Events of Default. “Event of Default”, whenever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Issuer defaults for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of the Indenture (as supplemented by the First Supplemental Indenture);

(2) the Issuer defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture (as supplemented by the First Supplemental Indenture);

(3) the Issuer or any of its Subsidiaries fails to comply with the provisions of Paragraph 9 of Section 1.1 of the First Supplemental Indenture;

(4) the Issuer or any of its Subsidiaries fail to observe or perform any other covenant or other agreement in the Indenture (as supplemented by the First Supplemental Indenture) or the Notes for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(A) is caused by a failure to pay principal on such Indebtedness at the Stated Maturity thereof (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by the Issuer or any of its Subsidiaries to pay a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgment(s) are not paid,

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discharged or stayed for a period of 60 days after such judgments have become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7) the Issuer or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Issuer or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Issuer or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9) except as permitted by the Indenture (as supplemented by the First Supplemental Indenture), any Note Guarantee by a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be

First Supplemental Indenture

in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee.

     (B)  The following additional covenants shall apply with respect to the Notes (and not with respect to any other series of securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides):

(i) Payment of Notes. The Issuer will pay or cause to be paid the principal, interest and premium, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest on overdue principal at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(ii) Reports. In addition to the requirements set forth in Section 704 of the Base Indenture (and without affecting an amendment thereto) and whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuer will at all times comply with Trust Indenture Act § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from

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information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(iii) Compliance Certificate. In addition to the requirements set forth in Section 102 of the Base Indenture (and without affecting an amendment thereto):

(a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

(iv) Taxes. The Issuer will pay, and will cause each of its Restricted Subsidiaries and Significant Subsidiaries, to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(v) Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will

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suffer and permit the execution of every such power as though no such law has been enacted.

(vi) Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity of such Indebtedness, (b) any payment made by the Issuer with its Equity Interests (other than Disqualified Stock) and (c) any payment made to the Issuer or any of its Restricted Subsidiaries; or

(D) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Paragraph 22(B)(viii)(a); and

First Supplemental Indenture

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since June 18, 2003 (the amount if other than cash, to be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution delivered to the Trustee), (excluding Restricted Payments permitted by clauses (2), (3), (4) (except to the extent such Restricted Payments are received by Persons other than the Issuer or a Restricted Subsidiary) and (6) of Paragraph 22(B)(vi)(b) below), does not exceed the sum, without duplication, of:

(A) the remainder of (x) the aggregate amount of the Consolidated Cash Flow (or, if the Consolidated Cash Flow is negative, minus 100% of such negative amount) (determined by excluding income resulting from transfers of assets by the Issuer or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2003 and ending on the last day of the last fiscal quarter preceding the Restricted Payment date for which reports have been filed pursuant to the covenant described above under Paragraph 22(B)(ii) minus (y) the product of two multiplied by the aggregate amount of Fixed Charges for the period referred to in the preceding clause (x), plus

(B) the aggregate net cash proceeds received by the Issuer since June 18, 2003 from:

(1) the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer,

(2) the issuance and sale of its Disqualified Stock or debt securities to a Person who is not a Subsidiary of the Issuer that, in either case, has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Issuer, or

(3) the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer, plus

(C) to the extent not otherwise included in the calculation of Consolidated Cash Flow for the purposes of clause (a) above, 100% of (x) any amount received in cash by the Issuer or any Restricted Subsidiary as dividends or distributions or return

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of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary upon the sale or other disposition of the investee of, any Restricted Investment made by the Issuer or any Restricted Subsidiary since June 18, 2003, plus

(D) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Issuer or any Restricted Subsidiary after the date of issuance of the Notes, the fair market value of the Investment in such Subsidiary as of the date of such redesignation, merger, consolidation, amalgamation, transfer or conveyance plus

(E) to the extent that, after June 18, 2003, a Restricted Subsidiary other than a Domestic Subsidiary becomes a Guarantor or is merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into the Issuer or any Restricted Subsidiary that is a Guarantor (so long as the surviving corporation or the transferee of assets is a Restricted Subsidiary that is a Guarantor), the aggregate amount of Restricted Investments made in or to such Restricted Subsidiary by the Issuer or one of its other Restricted Subsidiaries after June 18, 2003, minus

(F) Attributable Debt in respect of Permitted Sale Leaseback Transactions, to the extent that such Attributable Debt exceeds $5.0 million.

(b) The provisions of the preceding subsection (a) will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of, or the declaration and payment of any dividends or other distributions on, any subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (B) of Paragraph 22(B)(vi)(a) above;

First Supplemental Indenture

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value (or any dividend or distribution made to fund such repurchase, redemption or other acquisition or retirement for value) of any Equity Interests of the Issuer or any Restricted Subsidiary held by any past, present or future director, officer or employee of the Issuer or any Restricted Subsidiary pursuant to any equity subscription agreement, employment agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any 12-month period;

(6) repurchases of Equity Interests (or any dividend or distribution made to fund such repurchase) deemed to occur upon the cashless exercise of stock options and warrants; and

(7) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $15.0 million since June 18, 2003.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Paragraph 22(B)(vi) were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

(vii) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

First Supplemental Indenture

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) However, Paragraph 22(B)(vii)(a) above will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Bank Credit Agreement or any other agreements as in effect on June 18, 2003 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on June 18, 2003;

(2) the Indenture, the Notes and the Subsidiary Guarantees;

(3) applicable law or regulations;

(4) any agreement or instrument binding a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Acquired Debt, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary anti-assignment, subletting and transfer provisions in leases and licenses and other contracts entered into in the ordinary course of business;

First Supplemental Indenture

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding subsection (a);

(7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, but only on the property subject to such transaction or Capital Lease Obligation and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or Capital Lease Obligation;

(9) any other agreement, instrument or document relating to or governing permitted Indebtedness hereafter in effect, provided that the terms and conditions of such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those encumbrances or restrictions imposed in connection with each of the Bank Credit Agreement and the Indenture, in each case as in effect on June 18, 2003;

(10) any agreement for the sale or other disposition of assets, including customary restrictions on a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; and

(11) any agreement relating to Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described in Paragraph 22(B)(xi) that limit the right of the debtor to dispose of the assets subject to such Liens.

(viii) Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary that is a Guarantor may incur Indebtedness, if the Consolidated Leverage Ratio on the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been not greater than 5.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom)

First Supplemental Indenture

(b) The preceding subsection (a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer of Indebtedness pursuant to the Bank Credit Agreement; provided, however, that immediately after giving effect to any such incurrence the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed $225.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since June 18, 2003 to repay any Indebtedness under the Bank Credit Agreement, to the extent that such amounts cannot immediately be reborrowed thereunder;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by the Notes and, if a Domestic Subsidiary is formed, created or acquired after the issuance of the Notes and not designated an Unrestricted Subsidiary, the Note Guarantee to be made by such Domestic Subsidiary in accordance with the Indenture;

(4) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness constituting Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, or incurred within 120 days after such purchase, lease, construction or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $20.0 million and 5.0% of the Issuer’s Consolidated Net Tangible Assets at the time of the incurrence thereof;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Paragraph 22(B)(viii)(a) or clauses (2), (3), (4), (5) or (13) of this Paragraph 22(B)(viii)(b);

(6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

First Supplemental Indenture

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) any currency exchange risk or (b) any interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(8) the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred under another provision of this covenant;

(9) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self insurance;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or such Restricted Subsidiaries in the ordinary course of business;

(11) the accretion of original issue discount or the payment of pay-in-kind interest;

(12) the incurrence by the Issuer or any Restricted Subsidiary of contingent obligations in respect of purchase price adjustments or indemnification obligations set forth in agreements providing for the acquisition or disposition of any asset of the Issuer or such Restricted Subsidiary so long as all such contingent obligations are discharged within 30 days of the date the amount thereof becomes absolute or liquidated; and

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(13) the incurrence by the Issuer or any Restricted Subsidiary that is a Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $25.0 million.

For purposes of determining compliance with this Paragraph 22(B)(viii), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to Paragraph 22(B)(viii)(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Bank Credit Agreement outstanding on June 18, 2003 will be deemed to have been incurred on such date in reliance on the exception provided by Paragraph 22(B)(viii)(b)(1)

Notwithstanding any other provision, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may incur pursuant to this Paragraph 22(B)(viii) shall not be deemed to have been exceeded with respect to any outstanding Indebtedness due solely to the fluctuations in the exchange rates of currencies

(ix) Asset Sales. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of or Equity Interests issued or sold;

(2) the fair market value is determined by the Issuer’s Board of Directors and, in the case of Asset Sales in excess of $5.0 million, evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets who releases the Issuer or such Restricted Subsidiary from further liability, provided that the amount of

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such liabilities shall not be deemed to be “cash” for purposes of the term “Net Proceeds”;

(b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 90 days of their receipt, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; provided, however, that the amount of the Indebtedness shall not be deemed to be cash for the purpose of the term “Net Proceeds”.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or a Restricted Subsidiary may apply those Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to reduce commitments with respect thereto;

(2) to repay pari passu Indebtedness with provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets; provided that the Issuer will redeem a ratable principal amount of the Notes if the Notes are then redeemable or, if the Notes may not then be redeemed, the Issuer will make an offer (in accordance with the procedures set forth in Paragraph 9(B) for an Asset Sale Offer) to all Holders to purchase Notes in an aggregate principal amount that would otherwise be required to be redeemed, at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the date of purchase;

(3) to acquire assets that are used or useful in a Permitted Business or to make capital expenditures; or

(4) to acquire all or substantially all of the assets of, or all of the Voting Stock of, another Permitted Business.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in cash or Cash Equivalents or in any other manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds”. When the

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aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will make an Asset Sale Offer to all Holders of Notes to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes in compliance with Paragraph 9(B).

(x) Transactions with Affiliates

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction (if pursuant to a written agreement, at the time of execution of the agreement providing therefor) is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Paragraph 22(B)(x)(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Issuer of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the preceding subsection (a):

(1) any employment, consulting or similar agreement or other compensation arrangement or plan entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

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(2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees and expenses and the provision of customary indemnification to directors and officers of the Issuer;

(4) sales of Equity Interests of the Issuer (other than Disqualified Stock) to Affiliates of the Issuer;

(5) Restricted Payments that are permitted by Paragraph 22(B)(vi) hereof;

(6) any agreement (and payments with respect thereto) as in effect on June 18, 2003 or any transaction contemplated thereby; and

(7) any tax sharing agreement between the Issuer and any other Person which files a consolidated return in which the Issuer is a part of the consolidated group for tax purposes, so long as the aggregate amount of all payments made by the Issuer to such Person in any period is no greater than the amount that would have been paid by the Issuer in such period if the Issuer had been the taxpayer of its consolidated group

(xi) Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

(xii) Business Activities. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

(xiii) Corporate Existence. Subject to (and except as otherwise permitted by) Paragraph 22(B)(xix) hereof and in lieu of Section 1004 of the Base Indenture (which shall not apply with respect to the Notes), the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and

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(b) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries;

provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

(xiv) Anti-Layering. The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Note Guarantee. No Indebtedness shall be deemed to be subordinate to any secured Indebtedness by virtue of the fact that is unsecured.

(xv) Limitation on Sale and Leaseback Transactions. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer or any Guarantor may enter into a sale and leaseback transaction if:

(a) the Issuer or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Consolidated Leverage Ratio test in Paragraph 22(B)(viii)(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Paragraph 22(B)(xi) hereof;

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee), of the property that is the subject of that sale and leaseback transaction; and

(c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Paragraph 22(B)(ix) hereof.

This covenant will not apply to:

(1) transactions solely between the Issuer and Wholly Owned Restricted Subsidiaries or between Wholly Owned Restricted Subsidiaries; or

(2) Permitted Sale Leaseback Transactions.

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(xvi) Payments for Consent. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(xvii) Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will (i) reduce the amount available for Restricted Payments under Paragraph 22(B)(vii) hereof or (ii) reduce the amount available under the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Paragraph 22(B)(viii)(a).

(xviii) Additional Note Guarantees. If the Issuer or any of its Subsidiaries acquires or creates a Domestic Subsidiary after the date of issuance of the Notes, then the Issuer will cause that newly acquired or created Domestic Subsidiary to execute a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided, however, that any Domestic Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the Indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary. The form of such Note Guarantee and supplemental indenture is attached as Exhibits B and C hereto, respectively.

(xix) Merger, Consolidation, or Sale of Assets. The Issuer shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a) either:

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(i) the Issuer is the surviving corporation; or

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (A) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (B) a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the Trustee; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default or Event of Default exists;

(d) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Paragraph 22(B)(viii)(a) hereof; and

(e) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this paragraph and that all conditions precedent herein for relating to such transaction have been satisfied.

The Issuer will not be relieved of its Obligations to pay principal of, and interest on, the Notes except in the case of a sale (but not lease) of all of its assets that meet the requirements of this Paragraph 22(B)(xix). Further, this Paragraph will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Wholly Owned Restricted Subsidiaries that are Guarantors.

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Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, this Paragraph 22(B)(xix), the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, this Paragraph 22(B)(xix).

     (23)  The Notes are not convertible or exchangeable for shares of capital stock or other securities of the Issuer or any other Person;

     (24)  Except as provided in the Base Indenture, there are no additional obligations or instruments that shall be considered to be Eligible Obligations in respect of the Notes. Alternative provisions for the reinstatement of the Issuer’s Indebtedness in respect of the Notes after the satisfaction and discharge thereof are provided for in Paragraph 29(D)(6) hereof, which shall be deemed to supersede and replace those set forth in Section 403(l) of the Base Indenture with respect to the Notes.

     (25)  With respect to Section 113 of the Base Indenture, interest shall continue to accrue on the Notes from and after the Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be, until the payment corresponding thereto has been paid. There shall be no variations in the definition of “Business Day”.

     (26)  There is no collateral security for the Notes. As of the date of issuance of the Notes there are no guarantors of the Notes. In accordance with Section 1.02 and Paragraph 22(B)(xviii) hereof, future Domestic Subsidiaries (other than Unrestricted Subsidiaries) must deliver Note Guarantees.

     (27)  Section 608 of the Base Indenture shall apply to the Notes.

     (28)  Pursuant to Paragraph 22(B)(xix) hereof, certain Persons may be required to become co-issuers of the Notes pursuant to supplemental indenture.

     In connection with (i) any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, or (ii) the sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or

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after giving effect to such transaction) a Subsidiary of the Issuer, or (iii) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, the Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations of such Guarantor under its Note Guarantee; provided that (i) immediately after giving effect to the transaction, no Default or Event of Default exists and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Paragraph 22(B)(ix) hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Paragraph 22(B)(ix) hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee. Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture (as supplemented hereby) as provided in Paragraph 29(B) hereof.

     (29)  In addition to the terms, conditions and rights of the Notes set forth in the Base Indenture and otherwise set forth in this First Supplemental Indenture:

(A) Section 902(c) of the Base Indenture is hereby amended and restated, insofar as it relates to the Notes, to read in its entirety as follows:

(c) No such supplemental indenture shall, without the consent of each Holder affected thereby,

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

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(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7) waive a redemption or repurchase payment with respect to any Note;

(8) make any change in to this Paragraph 29(A);

(9) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10) make any amendment to, or waiver of, the provisions of Paragraph 10 hereof that adversely affects the rights of the Holders of the Notes.

(B) In furtherance of the provisions of Paragraph 22(B)(xviii) of Section 1.1 hereof, each Person that becomes a Guarantor hereby agrees as follows:

(1) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(2) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 of the Base Indenture hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (B) in the event of any declaration of acceleration of such obligations as provided in Section 502 of the Base Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(3) The Obligations of each Guarantor under its Note Guarantee pursuant to this Paragraph 29(B)(3) will be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or

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retain payments in respect of the Notes pursuant to this Indenture, including Paragraph 10 hereof.

(4) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Paragraph 29(B), result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

(5) To evidence its Note Guarantee, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(6) Each Guarantor hereby agrees that its guarantee of the Notes will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In connection with (i) any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, or (ii) the sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, or (iii) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, the Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all

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or substantially all of the assets of such Guarantor) will be released and relieved of any obligations of such Guarantor under its Note Guarantee; provided that (i) immediately after giving effect to the transaction, no Default or Event of Default exists and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Paragraph 22(B)(ix) hereof. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Paragraph 22(B)(ix) hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Paragraph 29(B).

(C) The Issuer agrees that notwithstanding anything set forth in the Indenture to the contrary, if an Event of Default under Section 501(7) or (8) of the Indenture (as amended and restated in Paragraph 22(A) hereof) occurs, the principal of and interest on the Notes automatically shall become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holders of the Notes.

(D) Anything set forth in the Base Indenture to the contrary notwithstanding and without giving effect to any conflicting or inconsistent provisions therein which shall not apply to the Notes, the Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Paragraph 29(D)(1) or (D)(2) hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Paragraph 29(D).

(1) Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Paragraph 29(D) hereof of the option applicable to this Paragraph 29(D)(1), the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Paragraph 29(D)(3) hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Paragraph 29(D)(4) hereof and the other Sections of the Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

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(i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due;

(ii) the Issuer’s obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003 of the Indenture;

(iii) the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(iv) this Paragraph 29(D).

Subject to compliance with this Paragraph 29(D), the Issuer may exercise its option under this Paragraph 29(D)(1) notwithstanding the prior exercise of its option under Paragraph 29(D)(2) hereof.

(2) Covenant Defeasance.

Upon the Issuer’s exercise under this Paragraph 29(D) hereof of the option applicable to this Paragraph 29(D)(2), the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Paragraph 29(D)(3) hereof, be released from each of their obligations under the covenants contained in Paragraph 22(B)(vi) through (B)(xviii) hereof (other than Paragraph 22(B)(xiii)) and clause (d) of Paragraph 22(B)(xix) hereof with respect to the outstanding Notes on and after the date the conditions set forth in this Paragraph 29(D)(3) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Paragraph 22(A) hereof, but, except as specified above, the remainder of the Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under this Paragraph 29(D) of the option applicable to this Paragraph 29(D)(2) hereof, subject to the satisfaction of the conditions set forth in Paragraph 29(D)(3) hereof, Sections 501(3) through 501(6) and 501(9) of the Indenture (as amended and restated in Paragraph 22(A) hereof) will not constitute Events of Default.

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(3) Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Paragraph 29(D)(1) or (D)(2) hereof:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Paragraph 29(D)(1) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Paragraph 29(D)(2) hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any

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material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(h) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(4) Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Paragraph 29(D)(5) hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Paragraph (4), the “Trustee”) pursuant to Paragraph 29(D)(3) hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Paragraph 29(D)(3) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Paragraph (D) to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Paragraph 29(D)(3) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written

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certification thereof delivered to the Trustee (which may be the opinion delivered under Paragraph 29(D)(3)(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(5) Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

(6) Reinstatement.

If the Trustee or Paying Agent is unable to apply any Dollars or non-callable U.S. Government Obligations in accordance with Paragraph 29(D)(1) or (D)(2) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Paragraphs 29(D)(2) or (D)(3) hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Paragraph 29(D)(2) or (D)(3) hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     (E)  Section 502 of the Base Indenture hereby is amended, solely with respect to the Notes, by adding the following paragraphs at the end of such Section:

(1) The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising and trust or power conferred on the Trustee, with respect to the

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Notes (including, without limitation, following an Event of Default arising by reason of any action or inaction), provided, that

(1) such direction shall not be in conflict with any rule of law or with the Indenture (as supplemented by the First Supplemental Indenture), and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No provision of this First Supplemental Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture (as supplemented by the First Supplemental Indenture) at the request of any Holder, including without limitation, the provisions of the preceding paragraphs, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(2) Notwithstanding any conflicting provisions set forth in the introductory paragraph of Section 502 of the Base Indenture, if an Event of Default with respect to the Notes occurs and is continuing, then unless the principal of and interest on the Notes has already become due and payable either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the principal of and interest on the Notes to be due and payable immediately and upon any such declaration the same shall become immediately due and payable.

     Section 1.2 Additional Defined Terms. As used herein, the following defined terms shall have the following meanings with respect to the Notes only (and not with respect to any other series of securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides):

     “Acquired Debt” means, with respect to any specified Person:

               (1)  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2)  Indebtedness secured by a Lien on any asset acquired by the Issuer or a Restricted Subsidiary, or Indebtedness assumed by the Issuer or a Restricted Subsidiary in connection with the acquisition of any asset.

     “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under the Indenture, as part of the same series as the Initial Notes.

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     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

     “Agent” means the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuer or the Trustee.

     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository that apply to each transfer or exchange.

     “Asset Sale” means:

               (1)  the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory, equipment, receivables and other current, obsolete or other assets in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Paragraphs 9(A) and/or or 22(B)(xix) of Section 1.1 hereof and not by the provisions of the Paragraph 22(B)(ix) of Section 1.1; and

               (2)  the issuance or sale of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any Subsidiary, other than directors’ qualifying shares or shares required by applicable law to be held by a person other than the Issuer or a Subsidiary.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

               (1)  any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

               (2)  a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

               (3)  an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

               (4)  the sale or disposition of cash or Cash Equivalents;

               (5)  a Restricted Payment or Permitted Investment that is permitted by the covenant described above in Paragraph 22(B)(vi) of Section 1.1;

               (6)  the grant of non-exclusive licenses to third parties in respect of intellectual property in the ordinary course of business;

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               (7)  the granting or existence of Liens not prohibited by the Indenture; and

               (8)  the sale or disposition of equipment in connection with Permitted Sale Leaseback Transactions.

     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction is also a Capital Lease Obligation, it will be treated as such for all purposes under the Indenture.

     “Bank Credit Agreement” means that certain Credit Agreement, dated as of August 29, 2001, as amended by the First Amendment to Credit Agreement dated as of August 2, 2002, and by the Second Amendment to Credit Agreement dated as of June 13, 2003, among the Issuer, the lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by any lender or group of lenders that makes, owns or participates in commercial loans in the ordinary course of business, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 1 3(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

     “Board of Directors” means:

               (1)  with respect to a corporation, the board of directors of the corporation;

               (2)  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

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     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     “Capital Stock” means:

               (1)  in the case of a corporation, corporate stock;

               (2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Cash Equivalents” means:

               (1)  U.S. dollars;

               (2)  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

               (3)  certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Bank Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and rated “A-3” or higher by Moody’s Investors Service, Inc. (“Moody’s”) or “A-” or higher by Standard & Poor’s Rating Services (“S&P”);

               (4)  repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5)  commercial paper having a rating no lower than “A-1” from Moody’s or “P1” from S&P and in each case maturing within 12 months after the date of acquisition;

               (6)  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

               (7)  readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P.

     “Change of Control” means the occurrence of any of the following:

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               (1)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

               (2)  the adoption of a plan relating to the liquidation or dissolution of the Issuer;

               (3)  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; provided, however, that it is not a “Change of Control” if pursuant to such transaction all of the Voting Stock of the Issuer is changed into or exchanged for securities of a parent corporation that, after such transaction, owns all of the Capital Stock of the Issuer, and no “person” (as defined above) is the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of such parent corporation; provided, further, that it shall be a “Change of Control” if, at any time after such transaction, any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the Voting Stock of such parent corporation; or

               (4)  the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

               (1)  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

               (2)  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations), to the extent that such expense was deducted in computing such Consolidated Net Income; plus

               (3)  depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus

               (4)  transaction costs incurred in connection with the issuance of the Notes, including without limitation, all charges in connection with the extinguishment of Indebtedness

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that are recorded within three months of the date of issuance of the Notes, to the extent that such costs were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Leverage Ratio” means, at any date, the ratio of (i) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis as at such date to (ii) the aggregate amount of Consolidated Cash Flow for the four most recent fiscal quarters prior to such date for which financial statements of the Issuer have been filed with the Commission pursuant to the provisions of the Indenture.

     In addition, for purposes of calculating the Consolidated Leverage Ratio:

               (1)  acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the Consolidated Leverage Ratio calculation is determined (the “Calculation Date”) will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2)  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded from the four-quarter reference period on a pro forma basis (as provided above); and

               (3)  if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (1)  the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of the Person;

               (2)  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental

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or other approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any contract, agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (except to the extent of the amount of dividends or distributions that have actually been paid in the calculation period); and

               (3)  the cumulative effect of a change in accounting principles will be excluded.

     "Consolidated Net Tangible Assets” means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in accordance with GAAP), after deducting therefrom (i) all current liabilities of the Issuer and its Restricted Subsidiaries (excluding intercompany items and items that by their terms are extendible or renewable at the option of the obligor to a time more than twelve months after the time the amount of which is computed) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in accordance with GAAP and filed with the Commission pursuant to the provisions of the Indenture.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

               (1)  was a member of such Board of Directors on the date of issuance of the Notes; or

               (2)  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board (or, in the case of a nominating committee of such Board, who constituted a majority of the members of such committee) at the time of such nomination or election.

     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     “Designated Senior Debt” means:

               (1)  any Indebtedness outstanding under the Bank Credit Agreement; and

               (2)  after payment in full of all Obligations under the Bank Credit Agreement, any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as “Designated Senior Debt”.

     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the

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date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above in Paragraph 22(B)(vi) of Section 1.1.

     “Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Equity Offering” means (1) a public offering of common equity securities or (2) a private placement of common equity securities yielding gross proceeds to the issuer of at least $20.0 million, in each case, as applicable, effected by the Issuer.

     “Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Bank Credit Agreement) in existence on the date of issuance of the Notes, including without limitation the Existing Notes, in each case until such amounts are repaid.

     “Existing Notes” means the Issuer’s $30,000,000 original aggregate principal amount of 11.5% Senior Notes issued pursuant to the Securities Purchase Agreement dated August 9, 1995, as amended by Amendment No. 1 to Securities Purchase Agreement dated as of December 19, 1996, in each case among the Issuer and the Purchasers identified therein.

     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1)  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations; plus

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               (2)  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

               (3)  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; plus

               (4)  all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, in each case, on a consolidated basis and in accordance with GAAP;

provided, however, that all transaction costs incurred in connection with the issuance of the Notes, including without limitation, all charges in connection with the extinguishment of Indebtedness that are recorded within three months of the date of issuance of the Notes, shall be excluded from the calculation of “Fixed Charges”.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     “Guarantors” means any Domestic Subsidiary formed, created or acquired after the date of issuance of the Notes that is required to execute a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     “Hedging Obligations” means, with respect to any specified Person:

                (1) Interest Rate Hedging Obligations; and

                (2) the obligations of such Person under agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

     “Holder” means a Person in whose name a Note is registered.

     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

               (1)  in respect of borrowed money;

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               (2)  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker’s acceptances;

               (4) representing Capital Lease Obligations;

               (5)  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

               (6)  representing any Hedging Obligations.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

               (1)  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

               (2)  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

     “Initial Notes” means the first $200.0 million aggregate principal amount of Notes issued under the First Supplemental Indenture on the date hereof.

     “Interest Rate Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding receivables owing to the Issuer or any Wholly-Owned Restricted Subsidiary created in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of

First Supplemental Indenture

the Issuer Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above in Paragraph 22(B)(vi) of Section 1.1. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above in Paragraph 22(B)(vi) of Section 1.1.

     “Joint Ventures” means any Person engaged in a Permitted Business (other than a Subsidiary of the Issuer) in which any Person other than the Issuer or any of its Restricted Subsidiaries has a joint or shared equity interest with the Issuer or any of its Restricted Subsidiaries.

     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1)  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the extinguishments of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2)  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding amounts under clauses (a) or (c) of Paragraph 22(B)(ix)(3) of Section 1.1), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Bank Credit Agreement or other Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     “Non-Recourse Debt” means Indebtedness:

First Supplemental Indenture

               (1)  as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

               (2)  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

               (3)  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     “Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     “Participant” means, with respect to the Depository, a Person who has an account with the Depository.

     “Permitted Business” means the lines of business conducted by the Issuer and its Subsidiaries on the date of issuance of the Notes and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

     “Permitted Investments” means:

               (1)  any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is a Guarantor;

               (2)  any Investment in Cash Equivalents;

               (3)  any Investment in (a) securities having maturities of not more than 12 months from the date of acquisition issued or directly and fully guaranteed or insured by (i) the government of Canada or any agency or instrumentality thereof, or (ii) by any Province of Canada rated at least “R-1” by the Dominion Bond Rating Services Limited; (b) deposits, certificates of deposit or acceptances with maturities of 180 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 180 days and overnight bank

First Supplemental Indenture

deposits, in each case, with any lender party to the Bank Credit Agreement or with any commercial bank to which the Bank Act (Canada) applies having capital and surplus in excess of $50.0 million; and (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, in an aggregate amount not to exceed $2.0 million at any time;

               (4)  any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Issuer and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor;

               (5)  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above in Paragraph 22(B)(ix) of Section 1.1;

               (6)  any Investment the payment for which consists solely of Equity Interests (other than Disqualified Stock) of the Issuer;

               (7)  any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

               (8)  Hedging Obligations;

               (9)  any Investment existing on the date of the issuance of the Notes;

               (10)  Investments consisting of the non-exclusive licensing of intellectual property to Joint Ventures;

               (11)  Investments in Capital Stock or other securities received in satisfaction of judgments;

               (12)  Investments received in compromise or settlement of claims against any other Person arising in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any Person;

               (13)  Investments made in Joint Ventures or Restricted Subsidiaries that are not Guarantors since the date of issuance of the Notes in an aggregate amount not to exceed $10.0 million at any time outstanding; and

First Supplemental Indenture

               (14)  other Investments in any Person other than an Affiliate of the Issuer that is not also a Subsidiary of the Issuer having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding not to exceed $20.0 million.

     “Permitted Liens” means:

               (1)  Liens securing Senior Debt and other obligations with respect thereto that were permitted by the terms of the Indenture to be incurred;

               (2)  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

               (3)  Liens on property existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition;

               (4)  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (5)  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (b)(4) of the second paragraph of the covenant set forth above in Paragraph 22(B)(viii) of Section 1.1 covering only the assets acquired with such Indebtedness, and any Permitted Refinancing Indebtedness in respect thereof;

               (6)  Liens existing on the date of issuance of the Notes;

               (7)  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in accordance with GAAP has been made therefor;

               (8)  Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

               (9)  Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

First Supplemental Indenture

               (10)  judgment Liens not giving rise to an Event of Default;

               (11)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (12)  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (13)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

               (14)  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

               (15)  Liens securing the Notes and the Guarantees;

               (16)  banker’s Liens and rights of set-off;

               (17)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

               (18)  Liens in favor of the Issuer or any Restricted Subsidiary;

               (19)  Liens securing Hedging Obligations that are permitted by the Indenture to be incurred;

               (20)  Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

               (21)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (22)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the date of the issuance of the Notes; and

               (23)  other Liens securing obligations (other than Indebtedness) incurred in the ordinary course in an aggregate amount not to exceed $5.0 million in the aggregate at any one time.

First Supplemental Indenture

     “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

               (1)  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith and in connection with such refinancing);

               (2)  such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3)  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (4)  such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     “Permitted Sale Leaseback Transactions” means equipment sale leaseback transactions entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business in connection with its sales and marketing activities so long as the aggregate principal balance of Attributable Debt incurred in respect of such sale leaseback transactions does not exceed the sum of (x) $5.0 million in the aggregate at any one time plus (y) the amount available, at the time such Attributable Debt is incurred, to make Restricted Payments pursuant to clause (3) of Paragraph 22(B)(vi)(a) of Section 1.1 (determined without giving effect to the incurrence of such Attributable Debt).

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     “Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     “Restricted Investment” means an Investment other than a Permitted Investment.

     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     “Senior Debt” means:

First Supplemental Indenture

               (1)  all Indebtedness of the Issuer or any Guarantor outstanding under the Bank Credit Agreement and the Existing Notes and all Hedging Obligations with respect thereto, whether outstanding on the date of issuance of the Notes or incurred thereafter;

               (2)  any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

               (3)  all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

               (1)  any liability for federal, state, local or other taxes owed or owing by the Issuer or any Guarantor;

               (2)  any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer;

               (3)  any trade payables;

               (4)  the portion of any Indebtedness that is incurred in violation of the Indenture; or

               (5)  Non-Recourse Debt.

     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     “Subsidiary” means, with respect to any specified Person:

               (1)  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

First Supplemental Indenture

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     “Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary:

               (1)  has no Indebtedness other than Non-Recourse Debt;

               (2)  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

               (3)  is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

               (4)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and

               (5)  has at least one director on its Board of Directors that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above in Paragraph 22(B)(vi) of Section 1.1. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above in Paragraph 22(B)(viii) of Section 1.1, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above in Paragraph 22(B)(viii) of Section 1.1, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

First Supplemental Indenture

     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (1)  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (2)  the then outstanding principal amount of such Indebtedness.

     “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     Section 1.3. Suspension of Article VIII of the Base Indenture. Solely with respect to the Notes (and not with respect to any other series of securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides) Article VIII of the Base Indenture shall be suspended and of no force and effect.

ARTICLE II

MISCELLANEOUS

     Section 2.1. Definitions. Terms defined in the Base Indenture and not otherwise defined herein are used herein as therein defined.

     Section 2.2. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.3. Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

     Section 2.4. Governing Law. The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. The Indenture is subject to the

First Supplemental Indenture

provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 2.5. Separability. In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 2.7 No Benefit. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

[signature page follows]

First Supplemental Indenture

     IN WITNESS WHEREOF, this First Supplemental Indenture has been duly executed by the Issuer and the Trustee as of the day and year first written above.

ISSUER: LODGENET ENTERTAINMENT CORPORATION

By: /s/ Scott C. Petersen Name: Scott C. Petersen Title: President and Chief Executive Officer

By: /s/ Gary H. Ritondaro Name: Gary H. Ritondaro Title: Senior Vice President, Finance, Information & Administration and Chief Financial Officer

First Supplemental Indenture

Signature page to First Supplemental Indenture dated as of June 18, 2003 between LodgeNet Entertainment Corporation and HSBC Bank USA, as Trustee

HSBC BANK USA, as Trustee

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

First Supplemental Indenture

EXHIBIT A
FORM OF 9.50% SENIOR SUBORDINATED NOTES DUE 2013

EXHIBIT A

[Face of Note]

CUSIP/CINS 540211 AF 6

9.50% Senior Subordinated Notes due 2013

No. 1	$ 200,000,000

LODGENET ENTERTAINMENT CORPORATION

promises to pay to CEDE&CO. or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars on June 15, 2013.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2003

Record Dates: June 1 and December 1

Dated: June 18, 2003

LODGENET ENTERTAINMENT CORPORATION

By:

Name:	Scott C. Petersen

Title:	Chairman of the Board, President and Chief Executive Officer

By:

Name:	Gary H. Ritondaro

Title:	Senior Vice President Finance, Information & Administration and Chief Financial Officer

ATTEST:

[Insert Corporate Seal]	By:

	Name:	Daniel P. Johnson

	Title:	Secretary

This is one of the Notes referred
to in the within-mentioned Indenture:

HSBC BANK USA,
as Trustee

By:
            Authorized Officer

9.50% Senior Subordinated Notes due 2013

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL SECURITY MAY BE TRANSFERRED OR EXCHANGED PURSUANT TO PARAGRAPH 14 OF THE FIRST SUPPLEMENTAL INDENTURE AND (2) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF LODGENET ENTERTAINMENT CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN THE FORM OF A DEFINITIVE GLOBAL SECURITY, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DUE TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY OF THE TRUSTEE.

     Terms defined in the Indenture referred to below and not otherwise defined herein are used herein as therein defined.

     (1)  Interest. LodgeNet Entertainment Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 9.50% per annum from June 18, 2003 until maturity. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding

Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Issuer will pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 2.0% per annum in excess of the rate then in effect; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (2)  Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Paragraph 5 of Section 1.1 of the First Supplemental Indenture with respect to default interest. The Issuer will make all payments of principal, interest and premium, if any, with respect to Notes in the form of definitive Registered Securities, in the case of Holders of greater than $1,000,000 aggregate principal amount of such Registered Securities that request such payment, by wire transfer of immediately available funds to the accounts specified by such Holders and if no such account is specified or to any other Holder, by mailing a check to such Holder’s registered address. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     (3)  Paying Agent and Registrar. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

     (4)  Indenture. The Issuer issued the Notes under the Indenture dated as of June 18, 2003 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of June 18, 2003 (the “First Supplemental Indenture”; and, the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer.

     (5)  Optional Redemption.

          (a)  Except as set forth in subparagraph (b) of this Paragraph 5, the Issuer will not have the option to redeem the Notes prior to June 15, 2008. On such date or thereafter, the Issuer will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage

2008	104.750%
2009	103.167%
2010	101.583%
2011 and thereafter	100.000%

          (b)  Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 15, 2006, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.50% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries) and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

     (6)  Mandatory Redemption. The Issuer will not be required to make mandatory redemption payments with respect to the Notes.

     (7)  Repurchase at Option of Holder.

          (a)  If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Issuer or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Paragraph 9(B) of Section 1.1 of the First Supplemental Indenture to purchase the maximum principal amount of Notes (on a pro rata basis with any other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent any Excess Proceeds remain after consumption of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof (together with such other pari passu Indebtedness tendered for payment or repurchase) exceeds the amount of Excess Proceeds, the Trustee shall select the Notes on a pro rata basis. Upon the completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

     (8)  Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Paragraph 29(D) of the First Supplemental Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Issuer defaults.

     (9)  Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     (10)  Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     (11)  Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of the Indenture; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure by the Issuer or any of its Subsidiaries to comply with the provisions of Section 7 hereof; (iv) failure by the Issuer or any of its Restricted Subsidiaries to observe or perform any other covenant or other agreement in the Indenture or the Notes for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at the Stated Maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Issuer or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; (vii) certain events of bankruptcy or insolvency with respect to the Issuer, any of its Restricted Subsidiaries that are Significant Subsidiaries, or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee by a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee. If any Event of Default occurs and is continuing, the Trustee (upon the request of the Holders of at least 25% in principal amount of the then outstanding Notes) or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     (13)  Subordination. Payment of principal, interest and premium, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in Paragraph 10 of Section 1.1 of the First Supplemental Indenture.

     (14)  Trustee Dealings with Issuer. Except as otherwise provided in the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     (15)  No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Issuer or any of the Guarantors, solely by reason of their status as such, will have any liability for any obligations of the Issuer or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (16)  Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     (17)  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (18)  CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57107
Attention: Chief Financial Officer

Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program.

Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Issuer pursuant to Paragraph 9 of the First Supplemental Indenture, check the appropriate box below:

☐ Change of Control Offer	☐ Asset Sale Offer

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to the Change of Control Offer or the Asset Sale Offer, as the case may be, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

     The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Global Security, or exchanges of a part of another Global Security or definitive Global Security for an interest in this Global Security, have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	Decrease in	Increase in	Global Security	Authorized
	Principal	Principal	Following Such	Officer of
Date of	Amount of this	Amount of this	Decrease (or	Trustee or
Exchange	Global Security	Global Security	Increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF NOTE GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 18, 2003 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 18, 2003 (the “First Supplemental Indenture”; and, the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”) between LodgeNet Entertainment Corporation, a Delaware corporation (the “Issuer”) and HSBC Bank USA, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Paragraph 29(B) of the First Supplemental Indenture and reference is hereby made to the First Supplemental Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

[	]

By:

Name:
Title:

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     Supplemental Indenture (this “Supplemental Indenture”), dated as of                               , 200     , among                                (the “Guaranteeing Subsidiary”), a subsidiary of LodgeNet Entertainment Corporation (or its permitted successor), a                                corporation (the “Company”), LodgeNet Entertainment Corporation, a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of June 18, 2003 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 18, 2003 (the “First Supplemental Indenture”; and, the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”) providing for the issuance of $200,000,000 aggregate principal amount of 9.50% Senior Subordinated Notes due 2013 (the “Notes”);

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

     WHEREAS, pursuant to Section 601 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.     Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

          (a)  to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b)  The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guaranteeing Subsidiary agrees that this guarantee is a guarantee of payment and not of collection.

          (c)  The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

          (d)  This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e)  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f)  The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g)  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 502 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 502 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h)  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          (i)  Pursuant to Paragraph 29(B) of Section 1.1 of the First Supplemental Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Paragraph 29(B) of Section 1.1 of the First Supplemental Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

          (j)  To the extent not already covered in clauses (a) through (i) and in no way limiting the meaning and effect of such clauses, to provide as unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture.

     3.     Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4.     Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

          (a)  The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Issuer or another Guarantor) unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Paragraph 22(B)(ix) of Section 1.1 of the First Supplemental Indenture.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     5.     Releases.

          (a)  In connection with (i) any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, or (ii) the sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, or (iii) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, the Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that (i) immediately after giving effect to the transaction, no Default or Event of Default exists and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Paragraph 22(B)(ix) of Section 1.1 of the First Supplemental Indenture. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Paragraph 22(B)(ix) of Section 1.1 of the First Supplemental Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (b)  Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture.

     6.     No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, solely by reason of their status as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                       , 20

[Guaranteeing Subsidiary]

By:

Name:

Title:

LODGENET ENTERTAINMENT CORPORATION

By:

Name:

Title:

[Existing Guarantors]

By:

Name:

Title:

HSBC BANK USA, as Trustee

By:

Authorized Officer